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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


To the Partners of
TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statements (No. 33-81976) and (No. 333-100494) on Form S-3 and the registration statement (No. 333-82892) on Form S-8 of TEPPCO Partners, L.P. of our report dated May 15, 2003, with respect to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2002, included in the Current Report on Form 8-K of TEPPCO Partners, L.P. filed July 15, 2003.


                                                               KPMG LLP



Houston, Texas
July 15, 2003